As filed with the Securities and Exchange Commission on February 25, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CIPHER MINING INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1614529
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Vanderbilt Avenue, Floor 54

New York, New York 10017

Tel.: (332) 262-2300

(Address of principal executive offices, including zip code)

CIPHER MINING INC. 2021 INCENTIVE AWARD PLAN

(Full title of the plan)

William Iwaschuk Co-President, Chief Legal Officer and Corporate Secretary Cipher Mining Inc. 1 Vanderbilt Avenue, Floor 54 New York, New York 10017 United States of America Tel.: (332) 262-2300
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, Cipher Mining Inc. (the “Registrant”) is filing this Registration Statement with the U.S. Securities and Exchange Commission (the “Commission”) to register 15,322,723 additional shares of the Registrant’s Common Stock for issuance under the Cipher Mining Inc. 2021 Incentive Award Plan (the “Plan”). This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on November 17, 2021 (File No. 333-261148) and March  5, 2024 (File No. 333-277678) to the extent not superseded hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I is omitted from this filing and is included in documents sent or provided to participants in the Plan covered by this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024 (File No. 001-39625), filed with the Commission on February 25, 2025;

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

(c) The description of the Company’s shares of Common Stock contained in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on March 4, 2022 (File No. 22712090), including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number

5.1*	Opinion of Davis Polk & Wardwell, LLP.

23.1*	Consent of Davis Polk & Wardwell, LLP (included in Exhibit 5.1).

23.2*	Consent of Marcum LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included on signature page).

99.1	Cipher Mining Inc. 2021 Incentive Award Plan (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K (File No. 001-39625) filed on August 31, 2021).

107.1*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 25th day of February, 2025.

CIPHER MINING INC.
By:	/s/ Tyler Page
	Name:	Tyler Page
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Tyler Page, Edward Farrell and William Iwaschuk, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tyler Page Tyler Page	Chief Executive Officer and Director (Principal Executive Officer)	February 25, 2025

/s/Edward Farrell Edward Farrell	Chief Financial Officer (Principal Financial and Accounting Officer)	February 25, 2025

/s/ James Newsome	Board Chair	February 25, 2025
James Newsome

/s/ Holly Morrow Evans	Director	February 25, 2025
Holly Morrow Evans

/s/ Robert Dykes	Director	February 25, 2025
Robert Dykes

/s/ Caitlin Long	Director	February 25, 2025
Caitlin Long

/s/ Cary Grossman	Director	February 25, 2025
Cary Grossman

/s/ Wesley Williams	Director	February 25, 2025
Wesley Williams

/s/ Robert Flatley		February 25, 2025
Robert Flatley	Director